Exhibit 4.6
EXECUTION VERSION

INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of June 10, 2016 and entered into by and among Cenveo, Inc., a Colorado corporation (“Holdings”), Cenveo Corporation, a Delaware corporation (the “Borrower”), certain other subsidiaries of Holdings that become party hereto from time to time as Guarantors, Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the Senior Priority Obligations (as defined below) (together with its permitted successors and assigns, the “Senior Priority Collateral Agent”), and The Bank of New York Mellon, as collateral agent for the holders of the Junior Priority Obligations (as defined below) (together with its permitted successors and assigns, the “Junior Priority Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or, if not otherwise defined, the Revolving Credit Agreement (as such term is defined below) or, if not otherwise defined in Section 1 below or in the Revolving Credit Agreement, the Junior Priority Note Purchase Agreement (as such term is defined below).
RECITALS
The Borrower, Holdings, the lenders and agents party thereto and the Senior Priority Collateral Agent have entered into that certain asset-based revolving credit agreement, dated as of April 16, 2013, providing a revolving credit and letter of credit facility to the Borrower (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);
The Borrower, the Guarantors, the noteholders party thereto, The Bank of New York Mellon, as trustee, and the Junior Priority Collateral Agent, as collateral agent, are party to an indenture and note purchase agreement governing the Junior Priority Notes (as defined below), dated as of the date hereof (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Junior Priority Note Purchase Agreement”);
Each of the Senior Priority Collateral Agent and the Junior Priority Collateral Agent desires to agree to the relative priority of its respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.

1.1.    Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 26, 2014, as amended by Amendment No. 1 to Intercreditor Agreement, dated as of the date hereof, by and among the Senior Priority Collateral Agent, the Junior Priority Collateral Agent, the Fixed Asset Collateral Agent (as defined therein) and the Grantors.

“Affiliate” means, as applied to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the Person specified. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.
“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state, provincial, territorial or foreign laws, rules or regulations for the relief of debtors or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.
“Borrower” has the meaning given to such term in the Preamble of this Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Senior Priority Collateral Agent’s office is located, the state where the Junior Priority Collateral Agent’s principal corporate trust office is located, Stamford, Connecticut or New York, New York.
“Canadian Grantor” means any Grantor that is organized under the law of Canada or any province or territory thereof.
“Claimholders” means, collectively, the Senior Priority Claimholders and the Junior Priority Claimholders.
“Collateral” means all of the assets and property now owned or at any time hereafter acquired by any Grantor, whether real, personal or mixed, constituting Senior Priority Collateral and/or Junior Priority Collateral.
“Collateral Agents” means, collectively, (i) the Senior Priority Collateral Agent and (ii) the Junior Priority Collateral Agent.
“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when a Senior Priority Default or a Junior Priority Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (i) including, without limitation, (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off with respect to any Credit Party or (c) exercising any remedy under any Deposit Account Control Agreement (as defined in the Revolving Credit Agreement), Dominion Account (as defined in the Revolving Credit

Agreement), Landlord Lien Waiver and Access Agreement (as defined in the Revolving Credit Agreement) or similar agreement or arrangement and (ii) excluding the imposition of a default rate or late fee.

“Contingent Obligations” means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.
“Credit Documents” means, collectively, the Senior Priority Documents and the Junior Priority Documents.
“Credit Party” means each Senior Priority Credit Party and each Junior Priority Credit Party.
“Deposit Account” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “account” in the PPSA).
“DIP Financing” has the meaning assigned to that term in Section 6.1.
“Discharge of Junior Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Junior Priority Documents and constituting Junior Priority Obligations;
(b)    payment in full in cash of all other Junior Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Junior Priority Obligations.
“Discharge of Priming Senior Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Senior Priority Documents and constituting Priming Senior Priority Obligations;
(b)    payment in full in cash of all other Priming Senior Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Priming Senior Priority Obligations; and
(d)    termination of all letters of credit issued under the Senior Priority Documents and constituting Priming Senior Priority Obligations or providing cash collateral or backstop letters of credit reasonably acceptable to the Senior Priority Collateral Agent in an amount equal to 103%

of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Senior Priority Collateral Agent).

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Excess Senior Priority Obligations” means, collectively, (a) the portion (if any) of the principal of Indebtedness outstanding under the Senior Priority Documents and the undrawn amount of all letters of credit issued under the Senior Priority Documents that is in excess of the Maximum Senior Priority Principal Amount, (b) the portion of interest and letter of credit fees, unused line fees or other fees on account of such portion of the Indebtedness and letters of credit described in clause (a) of this definition and (c) the portion of interest on any Priming Senior Priority Obligations to the extent in excess of the Interest Rate Cap. For the avoidance of doubt, (i) interest (subject to the Interest Rate Cap) and fees in respect of Priming Senior Priority Obligations, (ii) costs, expenses and indemnities required to be paid or reimbursed pursuant to the Senior Priority Documents and (iii) bank product and hedging obligations constituting Secured Bank Product Obligations (as defined in the Revolving Credit Agreement) shall in no event constitute Excess Senior Priority Obligations.
“Grantors” means the Borrower, Holdings, each other Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Junior Priority Collateral Document or a Senior Priority Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).
“Guarantor” means, collectively, each “Guarantor” as defined in the Junior Priority Note Purchase Agreement and the Revolving Credit Agreement.
“Holdings” has the meaning set forth in the Preamble to this Agreement.
“Indebtedness” means “Indebtedness” within the meaning of the Junior Priority Note Purchase Agreement or the Revolving Credit Agreement, as applicable.
“Insolvency or Liquidation Proceeding” means:
(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;
(b)    any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each Revolving Credit Agreement and the Junior Priority Note Purchase Agreement);
(c)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of the Revolving Credit Agreement and the Junior Priority Note Purchase Agreement);
(d)    any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

(e)    any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, interim receiver, monitor, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or
(f)    any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
“Interest Rate Cap” has the meaning assigned to that term in Section 5.3(b)(2).
“Junior Priority Claimholders” means, at any relevant time, the holders of Junior Priority Obligations at that time, including the Junior Priority Collateral Agent.
“Junior Priority Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, that is or is intended under the terms of the Junior Priority Collateral Documents to be subject to Liens in favor of the Junior Priority Collateral Agent for the benefit of the Junior Priority Secured Parties.
“Junior Priority Collateral Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor thereto as well as any Person designated as the “Junior Priority Collateral Agent,” “Notes Collateral Agent” or “Collateral Agent” under the Junior Priority Note Purchase Agreement.
“Junior Priority Collateral Documents” means the Junior Priority Security Agreement, the Junior Priority Mortgages, all other “Security Documents” as defined in the Junior Priority Note Purchase Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Junior Priority Note Purchase Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Junior Priority Credit Parties” means the Borrower, Holdings, the other Guarantors and each other direct or indirect subsidiary or parent of Holdings or any of its Affiliates that is now or hereafter becomes a party to any Junior Priority Document.
“Junior Priority Default” means an “Event of Default” or equivalent term (as defined in any of the Junior Priority Documents).
“Junior Priority Documents” means the Junior Priority Note Purchase Agreement, the Junior Priority Notes, the Junior Priority Collateral Documents and those other ancillary agreements as to which the Junior Priority Collateral Agent or any other Junior Priority Secured Party is a party or a beneficiary (including any intercreditor or joinder agreements) and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Junior Priority Credit Party or any of its respective subsidiaries or Affiliates, and delivered to the Junior Priority Collateral Agent or any Junior Priority Claimholder, in connection with any of the foregoing or any Junior Priority Document, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Junior Priority Enforcement Date” means, with respect to the Junior Priority Collateral Agent, the date which is 180 days after the occurrence of both (i) a Junior Priority Default and (ii) the Senior Priority Collateral Agent’s receipt of written notice from the Junior Priority Collateral Agent that (x) the Junior Priority Collateral Agent is the Collateral Agent under the Junior Priority Documents and that a Junior Priority Default has occurred and is continuing and (y) except with respect to a Junior Priority Default that constitutes a payment default with respect to the Junior Priority Obligations, the Junior Priority Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Junior Priority Note Purchase Agreement; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Senior Priority Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to all or substantially all of the Senior Priority Collateral or, with respect to any Fixed Asset Priority Collateral (as defined in the ABL Intercreditor Agreement), is stayed from such enforcement action pursuant to the ABL Intercreditor Agreement or (2) with respect to any individual Grantor and the Collateral owned by such Grantor, at any time such Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Junior Priority Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Junior Priority Notes” means (a) the initial $50,000,000 in aggregate principal amount 4% Senior Secured Notes due 2021 issued by the Borrower pursuant to the Junior Priority Note Purchase Agreement and (b) any additional notes issued under the Junior Priority Note Purchase Agreement by the Borrower, to the extent permitted by the Junior Priority Note Purchase Agreement and the Revolving Credit Agreement, in each case, including, for the avoidance of doubt, any Indebtedness incurred or issued by the Borrower that Refinances any of the foregoing.

“Junior Priority Note Purchase Agreement” has the meaning given to such term in the recitals of this Agreement including, for the avoidance of doubt, any Refinancing of the Junior Priority Note Purchase Agreement in effect on the Issue Date.

“Junior Priority Obligations” means all “Note Obligations” (as such term is defined in the Junior Priority Note Purchase Agreement) and other obligations of every nature of each Grantor from time to time owed to any Junior Priority Claimholder under the Junior Priority Documents, whether for principal, interest, fees, expenses, indemnification or otherwise. “Junior Priority Obligations” shall include all Post-Petition Interest with respect to the Indebtedness under the Junior Priority Documents.

“Junior Priority Secured Parties” means the Secured Parties (as defined in the Junior Priority Security Agreement).

“Junior Priority Security Agreement” means the Senior 4% Secured Notes Pledge and Security Agreement, dated as of the date hereof, among the Borrower, each of the other grantors from time to time party thereto and the Junior Priority Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Maximum Senior Priority Principal Amount” means, at any time, (a) an aggregate principal amount of $190,000,000 (which amount may include, for the avoidance of doubt, customary protective advances and overadvances constituting Protective Advances or Overadvances (in each case, as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement and DIP Financing (if any) provided by the Senior Priority Claimholders) plus (b) an additional aggregate principal amount of up to $20,000,000, solely to the extent consisting of customary protective advances and overadvances constituting Protective Advances or Overadvances under the Revolving Credit Agreement and DIP Financing (if any) provided by the Senior Priority Claimholders.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means the Senior Priority Obligations and the Junior Priority Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Junior Priority Documents or the Senior Priority Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under applicable the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any of the Credit Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (of Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Priming Senior Priority Obligations” means all Senior Priority Obligations other than Excess Senior Priority Obligations. “Priming Senior Priority Obligations” shall include all Post-Petition Interest with respect to the Indebtedness under the Senior Priority Documents, other than with respect to Indebtedness constituting Excess Senior Priority Obligations.

“Purchase Event” means the occurrence of any of the following: (a) the acceleration of all of the Priming Senior Priority Obligations in accordance with the terms of the applicable Senior Priority Documents governing the terms thereof, (b) the commencement of an Insolvency or Liquidation Proceeding with respect to the Borrower or any Significant Subsidiary (as such term is defined in the Junior Priority Note Purchase Agreement), or (c) the commencement of the exercise of remedies with respect to a material portion of the Collateral by the Senior Priority Collateral Agent.

“Qualifying Cash Collateral Use or DIP Financing” means any Cash Collateral use or DIP Financing to the extent (a) that the Junior Priority Collateral Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency or Liquidation Proceeding (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding) with the relative priorities (as between the Junior Priority Claimholders and the Senior Priority Claimholders) set forth in Section 2.1, (b) as to Collateral acquired by the applicable

Grantor after the commencement of an Insolvency or Liquidation Proceeding (excluding proceeds of Collateral existing prior to the commencement of such Insolvency or Liquidation Proceeding), either (i) neither the Senior Priority Claimholders nor the Junior Priority Claimholders obtain a Lien with respect to such Collateral, or (ii) if a Lien with respect to such Collateral is granted to secure any Senior Priority Obligations, then the Junior Priority Collateral Agent obtains a Lien with respect to such Collateral with the relative priorities (as between the Junior Priority Claimholders and the Senior Priority Claimholders) set forth in Section 2.1, (c) with respect to any DIP Financing, the principal amount of such DIP Financing, together with the aggregate outstanding principal amount of loans and unreimbursed drawings under letters of credit under the Senior Priority Documents as of the date of the commencement of such Insolvency or Liquidation Proceeding, does not exceed the Maximum Senior Priority Principal Amount, (d) in the case of any “roll-up” of the Priming Senior Priority Obligations into any DIP Financing, the interest rate with respect to the principal amount of the Priming Senior Priority Obligations subject to such “roll-up” does not exceed the Interest Rate Cap, (e) that the proposed Cash Collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, as applicable, (f) that the proposed Cash Collateral order or DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under such order or documentation and (g) that the DIP Financing is otherwise subject to the terms of this Agreement.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the Revolving Credit Agreement in effect on the date hereof.

“Revolving Security Agreement” means the Pledge and Security Agreement, dated as of April 16, 2013, among the Borrower, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Securities Account” as defined in the UCC.

“Senior Priority Claimholders” means, at any relevant time, the holders of Senior Priority Obligations at that time, including the “Secured Parties” as defined in the Revolving Security Agreement.

“Senior Priority Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Priority Obligations.

“Senior Priority Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Senior Priority Collateral Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor securing any Senior Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Senior Priority Credit Party” means each “Loan Party” as defined in the Revolving Credit Agreement.

“Senior Priority Default” means an “Event of Default” or equivalent term (as defined in any of the Senior Priority Documents).

“Senior Priority Documents” means the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement), any agreements governing customary secured bank product or hedging obligations constituting Secured Bank Product Obligations (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Senior Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any Senior Priority Obligations, including any intercreditor or joinder agreement among holders of Senior Priority Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Senior Priority Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Senior Priority Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Senior Priority Obligations” means all “Obligations” (as defined in the Revolving Credit Agreement) and other obligations of every nature of each Grantor from time to time owed to any Senior Priority Claimholder or any other respective Affiliates under the Senior Priority Documents, whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise. “Senior Priority Obligations” shall include all Post-Petition Interest with respect to the Indebtedness under the Senior Priority Documents.

“Senior Priority Secured Parties” means the Secured Parties (as defined in the Revolving Security Agreement).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2.    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms of this Agreement (including in connection with any Refinancing);

(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)    the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)    all references to terms defined in the UCC or the PPSA, as applicable, shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.     Lien Priorities.

2.1.    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Senior Priority Obligations granted on the Collateral or of any Liens securing the Junior Priority Obligations granted on the Collateral and notwithstanding any provision of any UCC, the PPSA or any other applicable law or the Senior Priority Documents or the Junior Priority Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Senior Priority Obligations or Junior Priority Obligations or any other circumstance whatsoever, the Senior Priority Collateral Agent, on behalf of itself and the Senior Priority Claimholders and the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, hereby each agrees that:

(a)    any Lien of the Senior Priority Collateral Agent on the Collateral securing or purporting to secure any Priming Senior Priority Obligations, whether now or hereafter held by or on behalf of the Senior Priority Collateral Agent or any Senior Priority Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any Junior Priority Obligations;

(b)    any Lien of the Junior Priority Collateral Agent on the Collateral securing or purporting to secure any Junior Priority Obligations, whether now or hereafter held by or on behalf of the Junior Priority Collateral Agent, any Junior Priority Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any Priming Senior Priority Obligations. All Liens on the Collateral securing or purporting to secure any Priming Senior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any Junior Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any Priming Senior Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed; and

(c)    any Lien of the Senior Priority Collateral Agent on the Collateral securing or purporting to secure any Excess Senior Priority Obligations, whether now or hereafter held by or on behalf of the Senior Priority Collateral Agent, any Senior Priority Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any Junior Priority Obligations. All Liens on the Collateral securing or purporting to secure any Junior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any Excess Senior Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any Junior Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2.    Prohibition on Contesting Liens. The Junior Priority Collateral Agent, for itself and on behalf of each Junior Priority Claimholder, and the Senior Priority Collateral Agent, for itself and on behalf of each Senior Priority Claimholder for which it is acting hereunder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of, or the allowability of any claim asserted by or on behalf of, any of the Senior Priority Claimholders or any of the Junior Priority Claimholders in the Collateral, respectively, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Junior Priority Claimholder or Senior Priority Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1 and 3.1.

2.3.    No New Liens.

(a)Until the Discharge of Priming Senior Priority Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the parties hereto acknowledge and agree that it is their intention that there shall be no Liens on any asset or property to secure any Junior Priority Obligation unless a Lien on such asset or property also secures the Senior Priority Obligations, and no Liens on any asset or property to secure any Senior Priority Obligation unless a Lien on such asset or property also secures the Junior Priority Obligations. If the Junior Priority Collateral Agent or any Junior Priority Claimholder shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Obligations that are not also subject to the Liens securing Senior Priority Obligations under the Senior Priority Collateral Documents, such Junior Priority Collateral Agent if a responsible officer of the Junior Priority Collateral Agent has actual knowledge thereof or Junior Priority Claimholder (i) shall notify the Senior Priority Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Priority Collateral Agent as security for the Senior Priority Obligations, shall, at the expense of such Grantor, assign such Lien to the Senior Priority Collateral Agent as security for the Senior Priority Obligations (but shall retain a lien in accordance with the relative priorities set forth in Section 2.1 on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Priority Collateral Agent, shall be deemed to hold and have held such Lien for the benefit of the Senior Priority Collateral Agent as security for the Senior Priority Obligations. If the Senior Priority Collateral Agent or any Senior Priority Claimholder shall hold any Lien on any assets or property of any Grantor securing any Senior Priority Obligations that are not also subject to the Liens securing Junior Priority Obligations under the Junior

Priority Collateral Documents, such Senior Priority Collateral Agent if a responsible officer of the Senior Priority Collateral Agent has actual knowledge thereof or Senior Priority Claimholder shall notify the Junior Priority Collateral Agent promptly upon becoming aware thereof and, unless and until such Grantor shall promptly grant a similar Lien on such assets or property to the Junior Priority Collateral Agent as security for the Junior Priority Obligations, shall, at the expense of such Grantor, be deemed to hold and have held such Lien for the benefit of the Junior Priority Collateral Agent as security for the Junior Priority Obligations. Neither the Junior Priority Collateral Agent nor the Senior Priority Collateral Agent shall have any liability in connection with this Section 2.3(a) except as a result of its gross negligence or willful misconduct.

(b)To the extent any additional Liens are granted on any asset or property as described above, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that Liens are granted on any asset or property to secure any Junior Priority Obligation or any Senior Priority Obligation and a corresponding Lien is not granted to secure any of the Senior Priority Obligations or the Junior Priority Obligations, as applicable, without limiting any other rights and remedies available hereunder, the Junior Priority Collateral Agent, on behalf of the Junior Priority Claimholders, and the Senior Priority Collateral Agent, on behalf of the Senior Priority Claimholders, agree that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

(c)Notwithstanding anything to the contrary in clauses (a) and (b) above, this Section 2.3 shall not be violated with respect to any Senior Priority Obligations if for any reason the Senior Priority Collateral Agent expressly declines to accept a Mortgage, or releases a Mortgage, on the Mortgaged Property owned by Envelope Product Group, LLC and located at Route 866, Williamsburg, PA 16693.

2.4.    Similar Liens and Agreements. The parties hereto agree that it is their intention that the Senior Priority Collateral and the Junior Priority Collateral be identical; provided that this provision will not be violated with respect to any Senior Priority Obligations if for any reason the Senior Priority Collateral Agent expressly declines to accept a Mortgage, or releases a Mortgage, on the Mortgaged Property owned by Envelope Product Group, LLC and located at Route 866, Williamsburg, PA 16693. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)    upon request by the Senior Priority Collateral Agent or the Junior Priority Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Senior Priority Collateral and the Junior Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Priority Documents and the Junior Priority Documents; and

(b)    that the Senior Priority Collateral Documents, taken as a whole, and the Junior Priority Collateral Documents, taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the financial arrangements and the relative lien priorities securing the Obligations thereunder.

SECTION 3.     Enforcement.

3.1.    Exercise of Remedies - Restrictions on Junior Priority Collateral Agent.

(a) Until the Discharge of Priming Senior Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Junior Priority Collateral Agent and the Junior Priority Claimholders:

(1)will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Senior Priority Collateral Agent or any Senior Priority Claimholder or any other exercise by the Senior Priority Collateral Agent or any Senior Priority Claimholder of any rights and remedies relating to the Collateral, whether under the Senior Priority Documents or otherwise;

(2)agree that, in exercising rights and remedies with respect to the Collateral, the Senior Priority Collateral Agent and the Senior Priority Claimholders may enforce the provisions of the Senior Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion; and

(3)except as may be permitted in Section 3.1(c), will not object to the forbearance by the Senior Priority Collateral Agent or any of the Senior Priority Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that, in the case of clauses (1), (2) and (3) above, the Liens granted to secure the Junior Priority Obligations of the Junior Priority Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b)    Until the earlier of (i) the occurrence of the Discharge of Priming Senior Priority Obligations and (ii) the Junior Priority Enforcement Date, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that (i) it will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) and (ii) the Senior Priority Collateral Agent and the Senior Priority Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Collateral after a Senior Priority Default (including, without limitation, exercising remedies under Deposit Account Control Agreements and Dominion Accounts) without any consultation with or the consent of the Junior Priority Collateral Agent or any Junior Priority Claimholder; provided, however, that the Lien securing the Junior Priority Obligations shall remain on the Proceeds (other than those properly applied to the Senior Priority Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that, until the occurrence of the Discharge of Priming Senior Priority Obligations, it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c)     Notwithstanding the foregoing, the Junior Priority Collateral Agent and any Junior Priority Claimholder may:

(1)file a claim, proof of claim or statement of interest with respect to the Junior Priority Obligations that is not inconsistent with the relative lien priorities set forth in Section 2.1; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement;

(3)file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement;

(5)vote on any plan of reorganization or similar dispositive proposed plan or arrangement, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including Section 6.7(c)), with respect to the Junior Priority Obligations and the Collateral; and

(6)from and after the Junior Priority Enforcement Date, exercise or seek to exercise any rights or remedies (including set-off) with respect to any Collateral in respect of any Junior Priority Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);

The Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that it will not take or receive any Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the earlier of (i) the occurrence of the Discharge of Priming Senior Priority Obligations and (ii) the Junior Priority Enforcement Date, except as expressly provided in Section 3.1(a), Section 3.1(b) and this Section 3.1(c), the sole right of the Junior Priority Collateral Agent and the Junior Priority Claimholders with respect to the Collateral is to hold a Lien on such Collateral pursuant to the Junior Priority Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Priming Senior Priority Obligations has occurred. Except to the extent that the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement) had occurred, from and after the earlier to occur of (A) the occurrence of the Discharge of Priming Senior Priority Obligations and (ii) the Junior Priority Enforcement Date, the Senior Priority Collateral Agent agrees, upon the written direction of the Junior Priority Collateral Agent (acting upon the written direction of the Majority Noteholders), to send an Enforcement Notice (as defined in the ABL Intercreditor Agreement) to the Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement) pursuant to the terms of the ABL Intercreditor Agreement.

(d)    Subject to Sections 3.1(a) and (c):

(1)the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder or otherwise interfere with any exercise of remedies under the Senior Priority Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby waives any and all rights it or the Junior Priority Claimholders may have to object to the manner in which the Senior Priority Collateral Agent or the Senior Priority Claimholders seek to enforce or collect the Priming Senior Priority Obligations or the Liens on the Collateral securing the Priming Senior Priority Obligations granted in any of the Senior Priority Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Senior Priority Collateral Agent or Senior Priority Claimholders is adverse to the interest of the Junior Priority Claimholders; and

(3)the Junior Priority Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Junior Priority Collateral Documents or any other Junior Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Collateral Agent or the Senior Priority Claimholders with respect to the Collateral securing the Priming Senior Priority Obligations as set forth in this Agreement and the Senior Priority Documents.

(e)    The Junior Priority Collateral Agent and the Junior Priority Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of the Junior Priority Documents and applicable law except to the extent directly prohibited by the other provisions of this Agreement; provided, however, that in the event that any Junior Priority Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Priority Obligations) as the other Liens securing the Junior Priority Obligations are subject to this Agreement.

(f)    Nothing in this Agreement shall prohibit the receipt by the Junior Priority Collateral Agent or any Junior Priority Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Junior Priority Obligations so long as such receipt is not the direct or indirect result of the exercise by the Junior Priority Collateral Agent or any Junior Priority Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Priority Collateral Agent or the Senior Priority Claimholders may have against the Grantors in respect of the Priming Senior Priority Obligations under the Senior Priority Documents.

Section 4.     Payments.

4.1.    Application of Proceeds. Subject to the ABL Intercreditor Agreement, so long as the Discharge of Priming Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Senior Priority Collateral Agent or any Senior Priority Claimholder, shall be applied by the Senior Priority Collateral Agent to the Priming Senior Priority Obligations in such order as specified in the relevant Senior Priority Documents. Upon the Discharge of Priming Senior Priority Obligations, the Senior Priority Collateral Agent shall deliver to the Junior Priority Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Junior Priority Collateral Agent to the Junior Priority Obligations in such order as specified in the relevant Junior Priority Documents. Upon the Discharge of Junior Priority Obligations, the Junior Priority Collateral Agent shall deliver to the Senior Priority Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Senior Priority Collateral Agent to any Excess Senior Priority Obligations, in such order as specified in the relevant Senior Priority Documents.

4.2.    Payments Over in Violation of Agreement.

(a)So long as the Discharge of Priming Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3(b)) received by the Junior Priority Collateral Agent or any Junior Priority Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Priority Collateral Agent for the benefit of the Senior Priority Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Priority Collateral Agent is hereby authorized by the Junior Priority Collateral Agent to, so long as the Discharge of Priming Senior Priority Obligations has not occurred, make any such endorsements as agent for the Junior Priority Collateral Agent or any Junior Priority Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Priming Senior Priority Obligations.

(b)After the occurrence of the Discharge of Priming Senior Priority Obligations and so long as the Discharge of Junior Priority Obligations has not occurred, to the extent any Excess Senior Priority Obligations remain outstanding, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3(b)) received by the Senior Priority Collateral Agent or any Senior Priority Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Junior Priority Collateral Agent for the benefit of the Junior Priority Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Junior Priority Collateral Agent is hereby authorized by the Senior Priority Collateral Agent to, after the occurrence of the Discharge of Priming Senior Priority Obligations and so long as the Discharge of Junior Priority Obligations has not occurred, make any such endorsements as agent for the Senior Priority Collateral Agent or any Senior Priority Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Junior Priority Obligations.

4.3.    Application of Payments. Subject to the ABL Intercreditor Agreement and the other terms of this Agreement, all payments received by (a) the Senior Priority Collateral Agent or the Senior Priority Claimholders may be applied, reversed and reapplied, in whole or in part, to the Senior Priority Obligations to the extent provided for in the Senior Priority Documents and (b) the Junior Priority Collateral Agent or the Junior Priority Claimholders may be applied, reversed and reapplied, in whole or in part, to the Junior Priority Obligations.

Section 5.     Other Agreements.

5.1.    Releases.

(a)If in connection with the exercise of the Senior Priority Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1 after a Senior Priority Default, the Senior Priority Collateral Agent, for itself or on behalf of any of the Senior Priority Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Junior Priority Collateral Agent, for itself or for the benefit of the Junior Priority Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Junior Priority Collateral Agent, for itself or on behalf of the Junior Priority Claimholders, promptly shall, at the sole cost and expense of the Credit Parties, execute and deliver to the Senior Priority Collateral Agent or such Grantor such termination statements, financing change statements, releases and other documents as the Senior Priority Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(b)If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of the Senior Priority Documents and the Junior Priority Documents (other than in connection with the exercise of the Senior Priority Collateral Agent’s rights and remedies in respect of the Collateral after a Senior Priority Default as provided for in Section 3.1), the Senior Priority Collateral Agent, for itself or on behalf of any of the relevant Senior Priority Claimholders, releases any of its Liens on any part of the Collateral, in each case other than (A) in connection with the Discharge of Priming Senior Priority Obligations or (B) after the occurrence and during the continuance of a Junior Priority Default, then the Liens, if any, of the Junior Priority Collateral Agent, for itself or for the benefit of the Junior Priority Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Junior Priority Collateral Agent, each for itself and on behalf of any Junior Priority Claimholders, as the case may be, promptly shall, at the sole cost and expense of the Credit Parties, execute and deliver to the Senior Priority Collateral Agent or such Grantor such termination statements, financing change statements, releases and other documents as the Senior Priority Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(c)Until the Discharge of Priming Senior Priority Obligations shall occur, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby irrevocably constitutes and appoints the Senior Priority Collateral Agent and any officer or agent of the Senior Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Priority Collateral Agent or such holder or in the Junior Priority Collateral Agent’s own name, from time to time in the Senior Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The Junior Priority Collateral Agent shall have no liability with respect to any action taken by any other Collateral Agent or any officer or agent of the other Collateral Agent pursuant to such appointment.

(d)Until the Discharge of Priming Senior Priority Obligations shall occur, to the extent that the Senior Priority Collateral Agent or the Senior Priority Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then the Junior Priority Collateral Agent, for itself and for the Junior Priority Claimholders shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

5.2.    Insurance.

(a)Unless and until the Discharge of Priming Senior Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Senior Priority Documents, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders agrees, that (i) in accordance with the terms of the applicable Senior Priority Documents (including the ABL Intercreditor Agreement), the Senior Priority Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the applicable Senior Priority Documents (including the ABL Intercreditor Agreement), all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Senior Priority Documents shall be paid to the Senior Priority Collateral Agent for the benefit of the Senior Priority Claimholders and applied to the Priming Senior Priority Obligations pursuant to the terms of the Senior Priority Documents (including, without limitation, for purposes of cash collateralization of letters of credit), and thereafter, to the extent required by the Junior Priority Documents, shall be paid to the Junior Priority Collateral Agent for the benefit of the Junior Priority Claimholders and applied to the Junior Priority Obligations pursuant to the terms of the Junior Priority Documents and then, to the extent no Junior Priority Obligations are outstanding, to the Senior Priority Collateral Agent for the benefit of the Senior Priority Claimholders pursuant to the terms of the Senior Priority Documents on account of any outstanding Excess Senior Priority Obligations, and then, to the extent no outstanding Excess Senior Priority Obligations are outstanding, to the owner of the subject property or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if any Collateral Agent or Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the applicable Collateral Agent in accordance with the terms of Section 4.2.

5.3.    Amendments to Junior Priority Documents and Senior Priority Documents; Refinancing.

(a)The Junior Priority Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, and the Junior Priority Note Purchase Agreement may be Refinanced, in each case, without notice to, or the consent of, the Senior Priority Collateral Agent or the Senior Priority Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5; provided, further, that any such amendment, amendment and restatement, replacement, supplement, modification or Refinancing shall not, without the prior written consent of the Senior Priority Collateral Agent:

(1)contravene the provisions of this Agreement;

(2)increase the interest rate applicable to the Junior Priority Obligations by more than 2.00% per annum (excluding the accrual of interest at the default rate);

(3)change to earlier dates any dates upon which payments of principal or interest are due thereon (other than in connection with the waiver, amendment or forbearance with respect to an event of default, so long as such applicable Grantor offers to the Senior Priority Collateral Agent to make a corresponding change to principal and interest due dates pursuant to the Revolving Credit Agreement);

(4)modify (or have the effect of a modification of) the mandatory prepayment, redemption or defeasance provisions of the Junior Priority Note Purchase Agreement or any Junior Priority Document in a manner that makes them more restrictive to Grantors (other than such modifications that permit payments to permanently reduce the Priming Senior Priority Obligations); or

(5)change any covenants, defaults, or events of default under the Junior Priority Note Purchase Agreement or any other Junior Priority Document (including the addition of covenants, defaults, or events of default not contained in the Junior Priority Note Purchase Agreement or other Junior Priority Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Priming Senior Priority Obligations that would otherwise be permitted under the Junior Priority Documents as in effect on the date hereof.

(b)The Senior Priority Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, and the Revolving Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Junior Priority Collateral Agent or the Junior Priority Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5; provided, further, that any such amendment, amendment and restatement, replacement, supplement, modification or Refinancing shall not, without the prior written consent of the Junior Priority Collateral Agent (acting at the written direction of the Majority Noteholders):

(1)contravene the provisions of this Agreement;

(2)increase the “Applicable Margin” or similar component of the interest rate (including any “floor”) by more than 2.00% per annum (excluding increases resulting from  increases in the underlying reference rate not caused by an amendment, supplement, modification or Refinancing of the Revolving Credit Agreement, or the accrual of interest at the default rate) (together with the applicable underlying reference interest rate, the “Interest Rate Cap”);

(3)change to earlier dates any dates upon which payments of principal or interest are due thereon (other than in connection with the waiver, amendment or forbearance with respect to an event of default, so long as such applicable Grantor offers to the Junior Priority Claimholders to make a corresponding change to principal and interest due dates pursuant to the Junior Priority Note Purchase Agreement);

(4)modify (or have the effect of a modification of) the mandatory prepayment, redemption or defeasance provisions of the Revolving Credit Agreement or any Senior Priority Document in a manner that makes them more restrictive to Grantors (other than such modifications that permit payments to permanently reduce the Junior Priority Obligations);

(5)change any covenants, defaults, or events of default under the Revolving Credit Agreement or any other Senior Priority Document (including the addition of covenants, defaults, or events of default not contained in the Revolving Credit Agreement or other Senior Priority Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Junior Priority Obligations that would otherwise be permitted under the Senior Priority Documents as in effect on the date hereof;

(6)subordinate the Liens securing the Senior Priority Obligations except to Liens securing (A) any other Priming Senior Priority Obligations or (B) any DIP Financing; or

(7)modify Section 11.06(b)(v) of the Revolving Credit Agreement.

(c)The Borrower, Holdings, each other Grantor and the Junior Priority Collateral Agent (for itself and on behalf of the Junior Priority Claimholders) each agree that each Junior Priority Collateral Document shall include the following language (or language to similar effect approved by the Senior Priority Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the ‘Intercreditor Agreement’), among Cenveo Corporation, Cenveo, Inc., the other Guarantors from time to time party thereto, Bank of America, N.A., in its capacity as the administrative agent pursuant to or in connection with the asset-based credit agreement dated as of April 16, 2013, and The Bank of New York Mellon, in its capacity as the collateral agent pursuant to the indenture and note purchase agreement dated as of June 10, 2016, in respect of Cenveo Corporation’s 4% Senior Secured Notes due 2021 issued thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(d)On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of any new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such new or replacement Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

5.4.    Bailees for Perfection.

(a)The Senior Priority Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or the PPSA (such Collateral being the “Pledged Collateral”) as collateral agent for the Junior Priority Claimholders and as bailee for the Junior Priority Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Junior Priority Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)The Senior Priority Collateral Agent shall not have any obligation whatsoever to the Junior Priority Collateral Agent or to any Junior Priority Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the Senior Priority Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as collateral agent and bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon the Discharge of Priming Senior Priority Obligations as provided in paragraph (d) below.

(c)The Senior Priority Collateral Agent shall not have by reason of the Junior Priority Collateral Documents, this Agreement, or any other document, a fiduciary relationship in respect of the Junior Priority Collateral Agent or any Junior Priority Claimholder. Each Junior Priority Collateral Agent and Junior Priority Claimholder hereby waives and releases the Senior Priority Collateral Agent from all claims and liabilities arising pursuant to the Senior Priority Collateral Agent’s roles under this Section 5.4 as collateral agent and bailee with respect to the Pledged Collateral.

(d)Upon the Discharge of Priming Senior Priority Obligations, the Senior Priority Collateral Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements and without recourse or warranty, first, to the Junior Priority Collateral Agent, to the extent the Junior Priority Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no Junior Priority Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Senior Priority Collateral Agent further agrees, to the extent that any Junior Priority Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the Junior Priority Collateral Agent, at the sole cost and expense of the Credit Parties, to permit the Junior Priority Collateral Agent to obtain, for the benefit of the Junior Priority Claimholders, a first-priority security interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct, subject to the terms of the ABL Intercreditor Agreement.

(e)Subject to the terms of this Agreement and the ABL Intercreditor Agreement, so long as the Discharge of Priming Senior Priority Obligations has not occurred, the Senior Priority Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Senior Priority Documents, as if the Liens of the Junior Priority Collateral Agent and Junior Priority Claimholders did not exist.

(f)Notwithstanding anything in this Agreement to the contrary, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that any requirement under any Junior Priority Collateral Document that any Grantor deliver any Collateral to the Junior Priority Collateral Agent, or that requires any Grantor to vest the Junior Priority Collateral Agent with possession or “control” (as defined in the UCC or in the manner provided for in the PPSA) of any Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Priming Senior Priority Obligations, such Collateral is delivered to the Senior Priority Collateral Agent, or the Senior Priority Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable, control may be given concurrently to the Senior Priority Collateral Agent and the Junior Priority Collateral Agent) “control,” in each case, subject to the provisions of this Section 5.4; and

(g)The parties hereto further agree that to the extent the Senior Priority Collateral Agent is specified as the lienholder on the certificates of title with respect to any Motor Vehicles (as defined in the Junior Priority Security Agreement) of any Grantor or has “control” over any Deposit Accounts or Securities Accounts of any Grantor pursuant to any control agreement, then (including for the purposes of the applicable state certificate of title laws and any other applicable laws) the Senior Priority Collateral Agent shall act as agent for both the Senior Priority Claimholders and the Junior Priority Claimholders in order to perfect and secure both the Senior Priority Obligations and the Junior Priority Obligations, provided that the priorities as between the rights of the Junior Priority Claimholders and the Senior Priority Claimholders shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement. In furtherance of the foregoing, (i) the Junior Priority Collateral Agent hereby appoints the Senior Priority Collateral Agent as its collateral agent for the limited purpose of (A) acting as the agent on behalf of the Junior Priority Claimholders with respect to the applicable Motor Vehicles solely for purposes of perfecting the Liens of such parties on such Motor Vehicles and (B) acting as the agent on behalf of the Junior Priority Claimholders with respect to the applicable

Deposit Accounts and Securities Accounts solely for purposes of perfecting the Liens of such parties on such Deposit Accounts and Securities Accounts and the amounts contained therein and (ii) in order to secure the prompt payment and performance of the Junior Priority Obligations, each Grantor hereby grants to the Senior Priority Collateral Agent, as agent for the Junior Priority Claimholders, a security interest in all right, title and interest of such Grantor in, to and under all Motor Vehicles and, for purposes hereof and of Section 5.4(a), all Deposit Accounts and Securities Accounts, whether now owned or hereafter acquired by such Grantor. Such grant creates a security interest wholly separate from the security interest in such Motor Vehicles and such Deposit Accounts and Securities Accounts granted to the Senior Priority Collateral Agent in the Senior Priority Documents as security for the Senior Priority Obligations. The duties or responsibilities of the Senior Priority Collateral Agent under this Section 5.4(g) shall be limited solely to holding (either itself or through its appointment of a custodian or agent) a Lien on such Motor Vehicles, Deposit Accounts and Securities Accounts (and releasing such Lien), as applicable, as agent in accordance with this Section 5.4(g).

5.5.    When Discharge of Priming Senior Priority Obligations and Discharge of Junior Priority Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Priming Senior Priority Obligations or the Discharge of Junior Priority Obligations, the Borrower enters into any Refinancing of any Senior Priority Obligation or Junior Priority Obligation, as the case may be, which Refinancing is permitted by both the Senior Priority Documents and the Junior Priority Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of Priming Senior Priority Obligations or Discharge of Junior Priority Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of Priming Senior Priority Obligations or Discharge of Junior Priority Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Senior Priority Obligations or Junior Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the agent, representative or trustee for the holders of such Senior Priority Obligations under such new Senior Priority Documents or for the holders of such Junior Priority Obligations under such new Junior Priority Documents, as applicable, shall be a Senior Priority Collateral Agent or a Junior Priority Collateral Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Borrower has entered into new Senior Priority Documents or new Junior Priority Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent (such agent, the “New Agent”)), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents, for the benefit of the Senior Priority Claimholders or the Junior Priority Claimholders, as the case may be, to be bound by the terms of this Agreement. If the new Senior Priority Obligations under the new Senior Priority Documents or the new Junior Priority Obligations under the new Junior Priority Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the Senior Priority Documents, Junior Priority Documents and this Agreement.

5.6.    Purchase Right. Without prejudice to the enforcement of the Senior Priority Claimholders’ remedies, the Senior Priority Claimholders agree that within five (5) Business Days following the occurrence of a Purchase Event, the Senior Priority Collateral Agent shall inform the Junior

Priority Collateral Agent thereof in writing (a “Purchase Notice”) and, within forty-five (45) days following receipt of such Purchase Notice by the Junior Priority Collateral Agent, one or more of the Junior Priority Claimholders may request, and the Senior Priority Claimholders hereby offer the Junior Priority Claimholders the option, to purchase all, but not less than all, of the aggregate amount of outstanding Priming Senior Priority Obligations (other than any Priming Senior Priority Obligations in respect of Secured Bank Product Obligations, which shall not be subject to the purchase right hereunder) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of such Priming Senior Priority Obligations and accrued and unpaid interest, fees, and expenses, without warranty or representation (other than customary warranties and representations by the Senior Priority Claimholders with respect to (i) the principal of and accrued and unpaid interest on the Priming Senior Priority Obligations subject to the purchase right, and the fees and expenses owing with respect thereto, (ii) ownership of such Priming Senior Priority Obligations free and clear of all Liens and (iii) full right and power to assign such Priming Senior Priority Obligations and that such assignment has been duly authorized by all necessary action by such Senior Priority Claimholder) or recourse (other than in respect of any breach of the foregoing warranties and representations). If such option is timely exercised, the parties shall endeavor to close promptly thereafter but in any event within thirty (30) days of the request. If one or more of the Junior Priority Claimholders exercise such purchase right, the documentation relating thereto shall be mutually acceptable to each of the Senior Priority Collateral Agent and the Junior Priority Collateral Agent. Following the exercise of such right and the consummation of such assignment, any Priming Senior Priority Obligations in respect of Secured Bank Product Obligations shall retain the priority afforded by this Agreement, and no amendment, modification or waiver of any Senior Priority Document that is adverse to the priority afforded by this Agreement to such Secured Bank Product Obligations shall be effective, as to any Senior Priority Claimholder holding such Secured Bank Product Obligations, without the written consent of such Senior Priority Claimholder. If none of the Junior Priority Claimholders timely exercise such right, the Senior Priority Claimholders shall have no further obligations pursuant to this Section 5.6 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Priority Documents and this Agreement.

Section 6.     Insolvency or Liquidation Proceedings.

6.1.    Finance Issues.

Until the Discharge of Priming Senior Priority Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Priority Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) that consists of Collateral on which the Senior Priority Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Senior Priority Claimholders or any other Person, under Section 364 of the Bankruptcy Code (or any similar provision of any applicable Bankruptcy Law) that is to be secured by the Collateral (a “DIP Financing”), then the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that it will not be entitled to raise an objection to such Cash Collateral use or DIP Financing to the extent such Cash Collateral use or DIP Financing constitutes a Qualifying Cash Collateral Use or DIP Financing, it being agreed that the Junior Priority Collateral Agent and the Junior Priority Claimholders shall retain the right to object to the specific terms of any Cash Collateral use or DIP Financing that would not comply with a Qualifying Cash Collateral Use or DIP Financing. To the extent the Liens securing the Senior Priority Obligations are subordinated to or pari passu with such DIP Financing, the Junior Priority Collateral Agent will subordinate its Liens in the Collateral (to the same extent subordinated to such Collateral) to the Liens securing such DIP Financing (and all Obligations relating thereto), all adequate protection Liens granted to the Senior Priority Claimholders, and any “carve out” from the Collateral for outstanding post-petition professional and United States Trustee fees that has been agreed to by the Senior Priority Collateral Agent, provided, however, that the Junior Priority Collateral Agent may request adequate protection under Section 361 of the Bankruptcy Code (or any similar provision of any applicable Bankruptcy Law) in respect of such subordinated Liens in a manner that is consistent with Section 6.3.

6.2.    Relief from the Automatic Stay.

Until the Discharge of Priming Senior Priority Obligations has occurred, the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that none of them may (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Senior Priority Collateral Agent, or (ii) object to any sale of any Collateral or any motion by the Senior Priority Collateral Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral for the purpose of exercising remedies with respect to the Priming Senior Priority Obligations.

6.3.    Adequate Protection.

(a)The Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)any request by the Senior Priority Collateral Agent or the Senior Priority Claimholders for adequate protection in respect of the Priming Senior Priority Obligations in any form with respect to the Collateral; or

(2)any objection by the Senior Priority Collateral Agent or the Senior Priority Claimholders to any motion, relief, action or proceeding based on the Senior Priority Collateral Agent or Senior Priority Claimholder claiming a lack of adequate protection in respect of the Priming Senior Priority Obligations in any form;

(b)Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)if the Senior Priority Claimholders (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of a Lien on additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Collateral) in connection with any Cash Collateral use or DIP Financing, then the Junior Priority Collateral Agent, on behalf of itself or any of the Junior Priority Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing and granted as adequate protection for the Priming Senior Priority Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Junior Priority Collateral Agent on Collateral;

(2)in the event the Junior Priority Collateral Agent, on behalf of itself or any of the Junior Priority Claimholders, seeks or requests adequate protection in respect of Collateral and such adequate protection is granted in the form of a Lien on additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Collateral), then the Junior Priority Collateral Agent, on behalf of itself and any of the Junior Priority Claimholders, agrees that the Senior Priority Collateral Agent shall also be granted Liens on the same additional or replacement collateral as adequate protection for the Priming Senior Priority Obligations, and the Junior Priority Collateral Agent, on behalf of itself and any of the Junior Priority Claimholders, agrees that any Lien on such additional or replacement collateral securing or granted as adequate protection for the Junior Priority Obligations shall be subordinated to the Liens on such collateral securing the Priming Senior Priority Obligations and to any other Liens granted to the Senior Priority Claimholders as adequate protection in respect of the Priming Senior Priority Obligations with respect to the Collateral, all on the same basis as the other Liens of the Senior Priority Collateral Agent on Collateral with respect to the Priming Senior Priority Obligations; and

(3)if the Senior Priority Claimholders (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of payments in the amount of current post-petition fees and expenses, then the Junior Priority Collateral Agent, on behalf of itself or any of the Junior Priority Claimholders, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, subject to the right of the Senior Priority Claimholders to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Priority Collateral Agent and Junior Priority Claimholders.

6.4.    Avoidance Issues. If any Senior Priority Claimholder or Junior Priority Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Priming Senior Priority Obligations or the Junior Priority Obligations, as the case may be (a “Recovery”), then such Senior Priority Claimholders or Junior Priority Claimholders shall be entitled to a reinstatement of Priming Senior Priority Obligations or Junior Priority Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5.    Post-Petition Interest.

(a)None of the Junior Priority Collateral Agent or the Junior Priority Claimholders shall oppose or seek to challenge any claim by the Senior Priority Collateral Agent or any Senior Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Priority Obligations consisting of Post-Petition Interest (but solely with respect to Post-Petition Interest in respect of Excess Senior Priority Obligations, after taking into account the existence of the Lien of the Junior Priority Collateral Agent on behalf of the Junior Priority Claimholders on the Collateral).

(b)Neither the Senior Priority Collateral Agent nor any other Senior Priority Claimholder shall oppose or seek to challenge any claim by the Junior Priority Collateral Agent or any Junior Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Obligations consisting of Post-Petition Interest (after taking into account the existence of the Lien of the Senior Priority Collateral Agent on behalf of the Senior Priority Claimholders in respect of the Priming Senior Priority Obligations on the Collateral).

6.6.    Waivers.

(a)The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, waives any claim it may hereafter have against any Senior Priority Claimholder arising out of the election of any Senior Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) or out of any grant of a security interest in connection with the Collateral to secure the Priming Senior Priority Obligations in any Insolvency or Liquidation Proceeding.

(b)The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision of any other applicable Bankruptcy Law) senior to or on a parity with the Liens securing the Priming Senior Priority Obligations for costs or expenses of preserving or disposing of any Collateral.

6.7.    Separate Grants of Security and Separate Classification.

(a)The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders and the Senior Priority Collateral Agent, for itself and on behalf of the Senior Priority Claimholders, acknowledge and agree that the grants of Liens pursuant to the Senior Priority Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Junior Priority Obligations are fundamentally different from the Senior Priority Obligations and must be separately classified in any plan of reorganization or similar dispositive plan or arrangement, proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that the Junior Priority Claimholders will vote and otherwise be treated as separate classes in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding and that neither the Junior Priority Collateral Agent nor any Junior Priority Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding, or vote in a manner that is otherwise in accordance with this Agreement.

(b)To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Senior Priority Claimholders and the Junior Priority Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims with respect to such Collateral), then the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby acknowledges and agrees that all distributions from the Collateral shall be made as if there were separate classes of senior and junior allowed secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Claimholders and all Excess Senior Priority Obligations), the Senior Priority Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Senior Priority Documents, arising from or related to a default, regardless of whether any claim therefor is allowed or allowable in any Insolvency or Liquidation Proceeding but excluding any amounts in respect of Excess Senior Priority Obligations, before any distribution is made from the Collateral in respect of the claims held by the Junior Priority Claimholders, with the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby acknowledging and agreeing to turn over to the Senior Priority Collateral Agent, for itself and on behalf of the Senior Priority Claimholders, amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Claimholders.

(c)No Junior Priority Collateral Agent or Junior Priority Claimholder (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan or arrangement that is inconsistent with the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing, no Junior Priority Collateral Agent or Junior Priority Claimholder (whether in the capacity of a secured or unsecured creditor) may propose, support, or vote for any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan or arrangement that provides for any distributions of Collateral, cash payments with the proceeds of Collateral, or any other proceeds of Collateral to such Junior Priority Claimholder unless such plan (i) pays the Priming Senior Priority Obligations in full in cash or (ii) is proposed or supported by the number of Senior Priority Claimholders required under Section 1126(c) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law); provided, however, that the Junior Priority Claimholders may retain any reorganization securities that satisfy the provisions of Section 6.10 that are distributed pursuant to any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan or arrangement that has been confirmed and consummated in an Insolvency or Liquidation Proceeding.

6.8.    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

6.9.    Sales. The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to sell or otherwise dispose of any Collateral free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) if the requisite Senior Priority Claimholders under the Senior Priority Documents have consented to such sale or disposition of their Collateral and the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the Proceeds of the Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement. The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, further agrees that it will not oppose, or support any party in opposing, the right of any Senior Priority Claimholder to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

6.10.    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the assets of the Grantors constituting Collateral are distributed pursuant to a plan of reorganization or similar dispositive plan or arrangement on account of both the Senior Priority Obligations and the Junior Priority Obligations, then, to the extent the debt obligations distributed on account of the Senior Priority Obligations and on account of the Junior Priority Obligations are secured by Liens upon the same assets or property constituting Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 7.     Reliance; Waivers, Etc.

7.1.    No Warranties or Liability. The Junior Priority Collateral Agent, on behalf of itself and each Junior Priority Claimholder, acknowledges and agrees that no Senior Priority Collateral Agent or other Senior Priority Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Senior Priority Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority

Documents in accordance with law and the Senior Priority Documents, as they may, in their sole discretion, deem appropriate and the Senior Priority Claimholders may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Collateral Agents and the Junior Priority Claimholders have in the Collateral or otherwise, except as provided in this Agreement. Neither the Senior Priority Collateral Agent nor any Senior Priority Claimholders shall have any duty to any Junior Priority Collateral Agent or any of the Junior Priority Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Junior Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

7.2.    No Waiver of Lien Priorities.

(a)No right of the Collateral Agents or the Claimholders to enforce any provision of this Agreement or any Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agent or Claimholder or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Credit Documents, regardless of any knowledge thereof which the Collateral Agents or the Claimholders, or any of them, may have or be otherwise charged with.

(b)Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Credit Documents and subject to the provisions of Sections 2.3, 2.4 and 5.3), the Collateral Agents and the Claimholders may, at any time and from time to time in accordance with the Credit Documents to which they are party and/or applicable law, without the consent of, or notice to, any other Collateral Agent or Claimholders, without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1)change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the Credit Documents;

(2)sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3)settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c)Until the Discharge of Priming Senior Priority Obligations, the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.3.    Obligations Unconditional. All rights, interests, agreements and obligations of the Collateral Agents and the other Claimholders hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Priority Documents or any Junior Priority Documents;

(b)except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Junior Priority Obligations or Senior Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Priority Document or any Junior Priority Document;

(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Priority Obligations or Junior Priority Obligations or any guaranty thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of (i) the Borrower or any other Grantor in respect of the Senior Priority Obligations or (ii) the Junior Priority Collateral Agent or any Junior Priority Claimholder in respect of this Agreement.

Section 8.     Miscellaneous.

8.1.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Document or any Junior Priority Document, the provisions of this Agreement shall govern and control; provided, however, solely as it relates to matters between the Fixed Asset Collateral Agent and the Fixed Asset Secured Parties (as each term is defined in the ABL Intercreditor Agreement) on the one hand and the Collateral Agents and the Claimholders on the other hand, in the event of any conflict between the provisions of this Agreement and the ABL Intercreditor Agreement with respect to such matters, the provisions of the ABL Intercreditor Agreement shall govern and control.

8.2.    Effectiveness; Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall become effective when executed and delivered by the parties hereto and shall continue to be effective until the earlier to occur of (a) the Discharge of Priming Senior Priority Obligations shall have occurred and no Excess Senior Priority Obligations are then outstanding or (b) the Discharge of Junior Priority Obligations shall have occurred. This is a continuing agreement of lien subordination and the Senior Priority Claimholders and Junior Priority Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Collateral Agents, on behalf of itself and the applicable Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law). Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.3.    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Senior Priority Collateral Agent or the Junior Priority Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Senior Priority Documents or under the Junior Priority Documents or (ii) imposes any additional obligation or liability upon it.

8.4.    Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Senior Priority Collateral Agent or Senior Priority Claimholders, on the one hand, and the Junior Priority Collateral Agent or Junior Priority Claimholders, on the other hand, shall not have any duty to advise the other of information known to it or them regarding the financial condition of the Grantors and their subsidiaries and all endorsers and/or guarantors of the Senior Priority Obligations or the Junior Priority Obligations or any other circumstances bearing upon the risk of nonpayment of the Senior Priority Obligations or the Junior Priority Obligations or otherwise. In the event that any Collateral Agent and or Claimholder undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)to provide any additional information or to provide any such information on any subsequent occasion;

(c)    to undertake any investigation; or

(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.    Subrogation. The Junior Priority Collateral Agent, on behalf of itself and each Junior Priority Claimholder, hereby waives any rights of subrogation it may have acquired as a result of any payment hereunder until the Discharge of Priming Senior Priority Obligations has occurred.

8.6.    SUBMISSION TO JURISDICTION, WAIVERS.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK OR ANY COURT OF COMPETENT JURISDICTION PRESIDING OVER AN INSOLVENCY OR LIQUIDATION PROCEEDING. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4)AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR PRIORITY DOCUMENT OR JUNIOR PRIORITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7.    Notices. All notices to the Junior Priority Claimholders and the Senior Priority Claimholders permitted or required under this Agreement shall also be sent to the Junior Priority Collateral Agent and the Senior Priority Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Exhibit A hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that each Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any other party hereto elects to give a Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and such Collateral Agent in its discretion elects to act upon such instructions, such Collateral Agent’s understanding of such instructions shall be deemed controlling absent manifest error. Each Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from such Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The other parties hereto agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Collateral Agent, including without limitation the risk of such Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

The Senior Priority Collateral Agent agrees to provide promptly to the Junior Priority Collateral Agent copies of any written notices (i) received by the Senior Priority Collateral Agent (in its capacity as “ABL Collateral Agent” or “Designated Revolving Credit Collateral Agent”) under the ABL Intercreditor Agreement and (ii) sent by the Senior Priority Collateral Agent (in its capacity as “ABL Collateral Agent” or “Designated Revolving Credit Collateral Agent”) to the Fixed Asset Collateral Agent under the ABL Intercreditor Agreement. Prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), with respect to any Notice of Occupancy (as defined in the ABL Intercreditor Agreement) received by the Senior Priority Collateral Agent from and after the earlier to occur of (A) the occurrence of the Discharge of Priming Senior Priority Obligations and (B) the Junior Priority Enforcement Date, the Senior Priority Collateral Agent agrees, upon the written direction of the Junior Priority Collateral Agent (acting at the written direction of the Majority Noteholders), to send an Access Acceptance Notice (as defined in the ABL Intercreditor Agreement) to the Fixed Asset Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement.

8.8.    Further Assurances. The Senior Priority Collateral Agent, on behalf of itself and the applicable Senior Priority Claimholders under the Senior Priority Documents, and the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders under the Junior Priority

Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10.     Binding on Successors and Assigns. This Agreement shall be binding upon each Collateral Agent, each Claimholder and their respective successors and assigns.

8.11.     Specific Performance. Each of the Senior Priority Collateral Agent, any other Senior Priority Claimholder, the Junior Priority Collateral Agent and any other Junior Priority Claimholder may demand specific performance of this Agreement. Each of the Senior Priority Collateral Agent, on behalf of itself and the Senior Priority Claimholders, and the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Priority Collateral Agent, any other Senior Priority Claimholder, the Junior Priority Collateral Agent or any Junior Priority Claimholder, as the case may be.

8.12.     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15.     No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents and other Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Senior Priority Collateral Agent and the Senior Priority Claimholders, or as between the Grantors and the Junior Priority Collateral Agent and the Junior Priority Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Senior Priority Documents and the Junior Priority Documents, respectively.

8.16.     Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Senior Priority Collateral Agent and the Senior Priority Claimholders on the one hand and the Junior Priority Collateral Agent and the Junior Priority Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Priority Obligations and the Junior Priority Obligations as and when the same shall become due and payable in accordance with their terms.

8.17.    Regarding the Collateral Agents. In no event shall any Collateral Agent be responsible or liable for (i) special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action or (ii) any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

8.18.     Reciprocal Rights. The parties agree that the provisions of Sections 3.1, 5.1, 5.2, 5.4, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9 and 8.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the Senior Priority Claimholders as priority Claimholders with respect to the Priming Senior Priority Obligations, on the one hand, and the Junior Priority Claimholders as junior Claimholders with respect to the Junior Priority Obligations, on the other hand, shall, from and after the Discharge of Priming Senior Priority Obligations, apply to and govern, mutatis mutandis, the relationship between the Junior Priority Claimholders as priority Claimholders with respect to the Junior Priority Obligations, on the one hand, and the Senior Priority Claimholders as junior Claimholders with respect to the Excess Senior Priority Obligations, on the other hand.

8.19.     Regarding the Junior Priority Collateral Agent. BNY Mellon has entered into this Agreement in its capacity as Junior Priority Collateral Agent under the Junior Priority Documents to which it is party and shall be entitled, in connection with the exercise of its rights and performance of its duties thereunder and as Junior Priority Collateral Agent hereunder, to all protections, immunities and exculpations available to it under the Junior Priority Note Purchase Agreement and the Junior Priority Security Agreement, all of which are incorporated by reference herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Junior Priority Collateral Agent

THE BANK OF NEW YORK MELLON,
as Junior Priority Collateral Agent

By:     /s/ Laurence J. O' Brien
Name: Laurence J. O' Brien
Title:    Vice President

Signature Page to Intercreditor Agreement

Senior Priority Collateral Agent

BANK OF AMERICA, N.A.,
as Senior Priority Collateral Agent

By:     /s/ Robert Q. Mahoney
Name: Robert Q. Mahoney
Title:    Sr. Vice President

Signature Page to Intercreditor Agreement

Acknowledged and Agreed to by:

The Borrower

CENVEO CORPORATION

By:    /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

The Guarantors
CENVEO, INC.
CNMW INVESTMENTS, INC.
CENVEO SERVICES, LLC
DISCOUNT LABELS, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
RX JV HOLDING, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
CADMUS PRINTING GROUP, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
GARAMOND/PRIDEMARK PRESS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS MARKETING GROUP, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
PORT CITY PRESS, INC.
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC
MADISON/GRAHAM COLORGRAPHICS, INC.
VSUB HOLDING COMPANY

By:    /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Signature Page to Intercreditor Agreement

VAUGHAN PRINTERS INCORPORATED
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
COMMERCIAL ENVELOPE MANUFACTURING CO. INC.
CENVEO CEM, INC.
CENVEO CEM, LLC
LIGHTNING LABELS, LLC
NASHUA CORPORATION
NASHUA INTERNATIONAL, INC.
ENVELOPE PRODUCT GROUP, LLC

By:    /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Signature Page to Intercreditor Agreement

Exhibit A
Notice Addresses

Junior Priority Collateral Agent:

The Bank of New York Mellon
Corporate Trust
101 Barclay Street, 7 East
New York, New York 10286
Facsimile: (212) 815-5704

Senior Priority Collateral Agent:

Mr. Robert Mahoney
Bank of America, N.A.
BABC Loans - 140/EAST DIVISION
185 Asylum St.
Hartford, Connecticut 06103
Email: robert.mahoney@baml.com

Grantors:

Chief Financial Officer
Cenveo Corporation
200 First Stamford Place
Stamford, Connecticut 06902
Email: Scott.Goodwin@cenveo.com

A-1